Exhibit 2.7

Dated 12 February 2018

B.A.T. INTERNATIONAL FINANCE p.l.c.

and

B.A.T CAPITAL CORPORATION

and

BRITISH AMERICAN TOBACCO HOLDINGS (THE NETHERLANDS) B.V.

and

B.A.T. NETHERLANDS FINANCE B.V.

and

BRITISH AMERICAN TOBACCO p.l.c.

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TWENTY-NINTH SUPPLEMENTAL TRUST DEED

effecting the addition of B.A.T Capital Corporation as a guarantor in respect of certain series of notes issued pursuant to the £25,000,000,000 Euro Medium Term Note Programme

THIS TWENTY-NINTH SUPPLEMENTAL TRUST DEED is made on 12 February 2018 BETWEEN

(1)	B.A.T. INTERNATIONAL FINANCE p.l.c. (a public limited company with company number 1060930) whose registered office is at Globe House, 4 Temple Place, London WC2R 2PG (“BATIF”);

(2)	B.A.T CAPITAL CORPORATION (a company incorporated with limited liability in the State of Delaware, United States of America) whose registered office is at 103 Foulk Road, Suite 120, Wilmington, Delaware 19803, United States of America (“BATCAP”);

(3)	BRITISH AMERICAN TOBACCO HOLDINGS (THE NETHERLANDS) B.V. (a company incorporated with limited liability under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce under No. 33236251) whose registered office is at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands (“BATHTN”);

(4)	B.A.T. NETHERLANDS FINANCE B.V. (a company with limited liability incorporated under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce under No. 60533536) whose registered office is at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands (“BATNF”);

(5)	BRITISH AMERICAN TOBACCO p.l.c. (a public limited company with company number 3407696) whose registered office is at Globe House, 4 Temple Place, London WC2R 2PG (“British American Tobacco” and together with BATHTN and BATNF, the “Guarantors”); and

(6)	THE LAW DEBENTURE TRUST CORPORATION p.l.c. (company number 1675231) whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the “Trustee”, which expression, where the context so admits, includes any successor or other trustee for the time being of this Twenty-Ninth Supplemental Trust Deed) as trustee for the Noteholders, the Receiptholders (where applicable) and the Couponholders.

WHEREAS:

(A)	This Twenty-Ninth Supplemental Trust Deed is supplemental to:

(i)	the Trust Deed dated 6 July 1998 (hereinafter called the “Principal Trust Deed”) made between BATIF, BATCAP, British American Tobacco, B.A.T Finance B.V. (“BATFIN”), B.A.T Industries p.l.c. (“BAT Industries”), British American Tobacco Mexico, S.A. de C.V. (“BAT Mexico”) and the Trustee relating to the U.S.$3,000,000,000 (now £25,000,000,000) Euro Medium Term Note Programme (the “Programme”) established by BATIF, BATCAP and originally BATFIN;

(ii)	the First Supplemental Trust Deed dated 22 March 1999 (hereinafter called the “First Supplemental Trust Deed”) made between the same parties as are parties to the Principal Trust Deed and modifying the provisions of the Principal Trust Deed;

(iii)	the Second Supplemental Trust Deed dated 19 January 2000 (hereinafter called the “Second Supplemental Trust Deed”) made between the same parties as are parties to the Principal Trust deed and BAT(CI) Finance Limited (“BATCIF”) and effecting the substitution of BATCIF in place of BATIF as principal debtor in respect of certain Notes issued by BATIF pursuant to the Programme;

(iv)	the Third Supplemental Trust Deed dated 15 August 2000 (hereinafter called the “Third Supplemental Trust Deed”) made between the same parties as are parties to the Principal Trust Deed and BATCIF and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(v)	the Fourth Supplemental Trust Deed dated 3 July 2002 (hereinafter called the “Fourth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATHTN and BATNF), BATFIN and BATCIF and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(vi)	the Fifth Supplemental Trust Deed dated 16 April 2003 (hereinafter called the “Fifth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and BATFIN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(vii)	the Sixth Supplemental Trust Deed dated 26 May 2005 (hereinafter called the “Sixth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and effecting the substitution of BATHTN in place of BATIF as principal debtor in respect of the Series 25 EUR 1,000,000,000 Floating Rate Guaranteed Notes due 2006 issued by BATIF pursuant to the Programme;

(viii)	the Seventh Supplemental Trust Deed dated 21 June 2005 (hereinafter called the “Seventh Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF), BATFIN, BAT Industries and BAT Mexico and effecting the substitution of BATHTN in place of BATIF as principal debtor in respect of the Series 1 DM 1,000,000,000 5.375 per cent. Guaranteed Notes due 2006 issued by BATIF pursuant to the Programme;

(ix)	the Eighth Supplemental Trust Deed dated 30 November 2005 (hereinafter called the “Eighth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(x)	the Ninth Supplemental Trust Deed dated 30 November 2007 (hereinafter called the “Ninth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xi)	the Tenth Supplemental Trust Deed dated 1 December 2008 (hereinafter called the “Tenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xii)	the Eleventh Supplemental Trust Deed dated 4 March 2010 (hereinafter called the “Eleventh Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and effecting the substitution of BATHTN in place of BATIF as principal debtor in respect of the Series 22 €1,000,000,000 5.125 per cent. Guaranteed Notes due 2013 issued by BATIF pursuant to the Programme;

(xiii)	the Twelfth Supplemental Trust Deed dated 1 December 2010 (hereinafter called the “Twelfth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xiv)	the Thirteenth Supplemental Trust Deed dated 25 May 2011 (hereinafter called the “Thirteenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF) and substituting BATHTN in place of BATIF as the principal debtor in respect of the Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 issued by BATIF pursuant to the Programme;

(xv)	the Fourteenth Supplemental Trust Deed dated 9 December 2011 (hereinafter called the “Fourteenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF and BATCAP) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xvi)

the Fifteenth Supplemental Trust Deed dated 11 December 2012 (hereinafter called the ”Fifteenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF and BATCAP) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xvii)	the Sixteenth Supplemental Trust Deed dated 12 December 2013 (hereinafter called the “Sixteenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATNF and BATCAP) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xviii)	the Seventeenth Supplemental Trust Deed dated 16 May 2014 (hereinafter called the “Seventeenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xix)	the Eighteenth Supplemental Trust Deed dated 4 September 2014 (hereinafter called the “Eighteenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and modifying the provisions of the Principal Trust Deed (as previously modified and restated) in respect of the Series 47 CHF 400,000,000 0.625 per cent. Guaranteed Notes due 2021 issued by BATIF pursuant to the Programme;

(xx)	the Nineteenth Supplemental Trust Deed dated 4 September 2014 (hereinafter called the “Nineteenth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and modifying the provisions of the Principal Trust Deed (as previously modified and restated) in respect of the Series 48 CHF 250,000,000 1.375 per cent. Guaranteed Notes due 2026 issued by BATIF pursuant to the Programme;

(xxi)	the Twentieth Supplemental Trust Deed dated 4 September 2014 (hereinafter called the “Twentieth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and modifying the provisions of the Principal Trust Deed (as previously modified and restated) in respect of the Series 46 CHF 350,000,000 Floating Rate Guaranteed Notes due 2016 issued by BATIF pursuant to the Programme;

(xxii)	the Twenty-First Supplemental Trust Deed dated 8 December 2014 (hereinafter called the “Twenty-First Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed and substituting BATNF in place of BATHTN as the principal debtor in respect of the Series 30 £325,000,000 5.500 per cent. Guaranteed Notes due 2016, the Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 and the Series 37 €600,000,000 4.000 per cent. Guaranteed Notes due 2020, each issued by BATHTN pursuant to the Programme;

(xxiii)	the Twenty-Second Supplemental Trust Deed dated 8 December 2014 (hereinafter called the “Twenty-Second Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and substituting BATNF in place of BATHTN as the principal debtor in respect of the Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 and the Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029, each issued by BATHTN pursuant to the Programme;

(xxiv)

the Twenty-Third Supplemental Trust Deed dated 8 December 2014 (hereinafter called the “Twenty-Third Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed and effecting the addition of BATNF as a guarantor in respect of the Series 26 £500,000,000 6.375 per cent. Guaranteed Notes due 2019, the Series 32 €1,250,000,000 5.375 per cent. Guaranteed Notes due 2017, the Series 33 £500,000,000 7.250 per cent. Guaranteed Notes due 2024, the Series 34 €1,250,000,000 5.875 per cent. Guaranteed Notes due 2015, the Series 35 £250,000,000 6.000 per cent. Guaranteed Notes due 2022, the Series 37 £500,000,000 6.000 per cent. Guaranteed Notes due 2034, the Series 38 £275,000,000 5.750 per cent. Guaranteed Notes due 2040 and the Series 39 €600,000,000 3.625 per cent. Guaranteed Notes due 2021, each issued by BATIF pursuant to the Programme;

(xxv)	the Twenty-Fourth Supplemental Trust Deed dated 8 December 2014 (hereinafter called the “Twenty-Fourth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and effecting the addition of BATNF as a guarantor in respect of the Series 41 US$300,000,000 1.125 per cent. Guaranteed Notes due 2016, the Series 42 €650,000,000 2.750 per cent. Guaranteed Notes due 2025, the Series 43 £650,000,000 4.000 per cent. Guaranteed Notes due 2026, and the Series 45 €400,000,000 Floating Rate Guaranteed Notes due 2018, each issued by BATIF pursuant to the Programme;

(xxvi)	the Twenty-Fifth Supplemental Trust Deed dated 12 April 2016 (hereinafter called the “Twenty-Fifth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed and substituting BATIF in place of BATNF as the principal debtor in respect of the Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 and the Series 37 €600,000,000 4.000 per cent. Guaranteed Notes due 2020, each issued by BATNF pursuant to the Programme;

(xxvii)	the Twenty-Sixth Supplemental Trust Deed dated 12 April 2016 (hereinafter called the “Twenty-Sixth Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and substituting BATIF in place of BATNF as the principal debtor in respect of the Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 and the Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029, each issued by BATNF pursuant to the Programme;

(xxviii)	the Twenty-Seventh Supplemental Trust Deed dated 20 May 2016 (hereinafter called the “Twenty-Seventh Supplemental Trust Deed”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed (other than BATCAP) and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated); and

(xxix)	the Twenty-Eighth Supplemental Trust Deed dated 31 May 2017 hereinafter called the “Twenty-Eighth Supplemental Trust Deed” and together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed, the Fourth Supplemental Trust Deed, the Fifth Supplemental Trust Deed, the Sixth Supplemental Trust Deed, the Seventh Supplemental Trust Deed, the Eighth Supplemental Trust Deed, the Ninth Supplemental Trust Deed, the Tenth Supplemental Trust Deed, the Eleventh Supplemental Trust Deed, the Twelfth Supplemental Trust Deed, the Thirteenth Supplemental Trust Deed, the Fourteenth Supplemental Trust Deed, the Fifteenth Supplemental Trust Deed, the Sixteenth Supplemental Trust Deed, the Seventeenth Supplemental Trust Deed, the Eighteenth Supplemental Trust Deed, the Nineteenth Supplemental Trust Deed, the Twentieth Supplemental Trust Deed, the Twenty-First Supplemental Trust Deed, the Twenty-Second Supplemental Trust Deed, the Twenty-Third Supplemental Trust Deed, the Twenty-Fourth Supplemental Trust Deed, the Twenty-Fifth Supplemental Trust Deed, the Twenty-Sixth Supplemental Trust Deed, and the Twenty-Seventh Supplemental Trust Deed, the “Subsisting Trust Deeds”) made between the same parties as are parties to this Twenty-Ninth Supplemental Trust Deed and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated).

(B)

BATIF has issued (i) the Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 (the “Series 40 Notes”), (ii) the Series 42 €650,000,000 2.750 per cent. Guaranteed Notes due 2025 (the “Series 42 Notes”), (iii) the Series 43 £650,000,000 4.000 per cent. Guaranteed Notes due 2026 (the “Series 43 Notes”), (iv) the Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029 (the “Series 44 Notes”), (v) the Series 45 €400,000,000 Floating Rate Guaranteed Notes due 2018 (the “Series 45 Notes”), (vi) the Series 47 CHF400,000,000 0.625 per cent. Guaranteed Notes due 2021 (the “Series 47 Notes”), (vii) the Series 48 CHF250,000,000 1.375 per cent. Guaranteed Notes due 2026 (the “Series 48 Notes”), (viii) the Series 49 €800,000,000 0.375 per cent.

Guaranteed Notes due 2019 (the “Series 49 Notes”), (ix) the Series 50 €800,000,000 0.875 per cent. Guaranteed Notes due 2023 (the “Series 50 Notes”), (x) the Series 51 €800,000,000 1.250 per cent. Guaranteed Notes due 2027 (the “Series 51 Notes”), (xi) the Series 52 €600,000,000 2.000 per cent. Guaranteed Notes due 2045 (the “Series 52 Notes”), (xii) the Series 53 €600,000,000 1.000 per cent. Guaranteed Notes due 2022 (the “Series 53 Notes”), (xiii) the Series 54 £350,000,000 4.000 per cent. Guaranteed Notes due 2055 (the “Series 54 Notes”), (xiv) the Series 55 £500,000,000 1.750 per cent. Guaranteed Notes due 2021 (the “Series 55 Notes”), (xv) the Series 56 £650,000,000 2.250 per cent. Guaranteed Notes due 2052 (the “Series 56 Notes”), and (xvi) the Series 57 US$650,000,000 1.625 per cent. Guaranteed Notes due 2019 (the “Series 57 Notes” and together with the Series 40 Notes, the Series 42 Notes, the Series 43 Notes, the Series 44 Notes, the Series 45 Notes, the Series 47 Notes, the Series 48 Notes, the Series 49 Notes, the Series 50 Notes, the Series 51 Notes, the Series 52 Notes, the Series 53 Notes, the Series 54 Notes, the Series 55 Notes, the Series 56 Notes, the “Notes”).

(C)	Pursuant and subject to the terms of a deed of guarantee dated 2 August 2017, the Notes also benefit from an additional guarantee provided by Reynolds American Inc. with effect on and from 2 August 2017 up to and including the Termination Date (as defined in the deed of guarantee).

(D)	BATCAP is a subsidiary of British American Tobacco.

(E)	The parties have agreed that with effect on and from the Effective Date (as defined below) BATCAP shall accede to the Trust Deed as an additional guarantor in respect of each series of the Notes and the Trust Deed in respect thereof on and subject to the terms and conditions hereinafter contained.

NOW THIS TWENTY-NINTH SUPPLEMENTAL TRUST DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1.	Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Subsisting Trust Deeds shall have the same meanings in this Twenty-Ninth Supplemental Trust Deed and, in addition, “Effective Date” shall mean 13 February 2018.

2.	With effect on and from the Effective Date, BATCAP (the “Additional Guarantor”) hereby unconditionally and irrevocably guarantees to the Trustee that if BATIF does not pay any sum payable by it in respect of any or all of the Notes or under the Trust Deed in respect of such Notes by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), it will, on a joint and several basis together with the Guarantors, pay that sum to or to the order of the Trustee in the manner provided in Clause 2.2 of the Trust Deed before close of business on that date in the city to which payment is so to be made and accordingly all the provisions of Clause 5 of the Trust Deed shall mutatis mutandis have effect with regard to this guarantee as though such provisions were set forth herein and as if all references therein to the “Guarantors” or to a relevant “Guarantor” include the Additional Guarantor. The Trustee acknowledges that the foregoing guarantee of the Additional Guarantor is in addition to the guarantees of the Guarantors in effect in relation to the obligations of BATIF under and in respect of each series of the Notes and under and in respect of the Trust Deed in relation to such Notes prior to the Effective Date. The Guarantors hereby acknowledge the foregoing guarantee of the Additional Guarantor and consent to the Additional Guarantor acceding as an additional guarantor in relation to the obligations of BATIF under and in respect of each series of the Notes on a joint and several basis together with the Guarantors.

3.	BATCAP hereby covenants with the Trustee that, with effect on and from the Effective Date, it will duly observe and perform and be bound by all such of the covenants, conditions and provisions of the Trust Deed with respect to each series of the Notes as are binding on or apply to the Guarantors in respect of each series of the Notes (but not further or otherwise).

4.	BATIF hereby covenants with the Trustee that not later than 14 days after the Effective Date, it shall give notice of the additional guarantee contemplated by this Twenty-Ninth Supplemental Trust Deed to the holders of each series of the Notes (in a form previously approved by the Trustee).

5.	The Subsisting Trust Deeds and this Twenty-Ninth Supplemental Trust Deed shall henceforth be read and construed together as one trust deed.

6.	A memorandum of this Twenty-Ninth Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Principal Trust Deed and by BATIF, BATCAP and the Guarantors on their respective duplicates thereof.

7.	This Twenty-Ninth Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

8.	Each of the parties hereto irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Twenty-Ninth Supplemental Trust Deed (including a dispute relating to any non-contractual obligations arising out of or in connection with it) and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as “Proceedings”) may be brought in the courts of England, including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Twenty-Ninth Supplemental Trust Deed. Each of the parties hereto irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against any of the parties hereto in any other court of competent jurisdiction (outside the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

9.	Each of BATCAP, BATHTN and BATNF irrevocably and unconditionally appoints British American Tobacco at its registered office at Globe House, 4 Temple Place, London WC2R 2PG and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as BATCAP, BATHTN or BATNF, as the case may be, may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of BATCAP, BATHTN and BATNF:

(i)	agrees to procure that, so long as any of the Notes remain liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(ii)	agrees that failure by any such person to give notice of such service of process to BATCAP, BATHTN or BATNF, as the case may be, shall not impair the validity of such service or of any judgment based thereon; and

(iii)	agrees that nothing in this Twenty-Ninth Supplemental Trust Deed shall affect the right to serve process in any other manner permitted by law.

10.	This Twenty-Ninth Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Twenty-Ninth Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

11.	A person who is not a party to this Twenty-Ninth Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Twenty-Ninth Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Twenty-Ninth Supplemental Trust Deed has been executed as a deed by each of the parties hereto and delivered on the date first stated above.

EXECUTED as a deed by	)
B.A.T. INTERNATIONAL FINANCE p.l.c.	)	/s/ Neil Wadey
acting by N. Wadey	)
and P. McCrory	)	/s/ Paul McCrory

EXECUTED as a deed by	)
B.A.T CAPITAL CORPORATION	)
acting by N. Wadey	)	/s/ Neil Wadey
acting under the authority of that	)
company in the presence of	)

Witness’ Signature:	/s/ Therese Beimert

Name:	T. Beimert

Address:	Globe House, 4 Temple Place, London WC2R 2PG

Occupation:	Solicitor

EXECUTED as a deed by	)
BRITISH AMERICAN TOBACCO	)	/s/ Mark Wiechers
HOLDINGS (THE NETHERLANDS) B.V.	)
acting by M. Wiechers	)	/s/ Hendrik Lina
and H. Lina	)

EXECUTED as a deed by	)
B.A.T. NETHERLANDS FINANCE B.V.	)	/s/ Mark Wiechers
acting by M. Wiechers	)
and H. Lina	)	/s/ Hendrik Lina

EXECUTED as a deed by	)
BRITISH AMERICAN TOBACCO p.l.c.	)	/s/ Benedict Stevens
acting by B. Stevens	)
and P. McCrory	)	/s/ Paul McCrory

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

Director	/s/ Darren Levene

Authorised Signatory	/s/ Martin France